UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

CENTERPOINT ENERGY RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.625% Senior Notes due 2037	n/a	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

New Notes and Supplemental Indenture

On October 5, 2022 (the “Settlement Date”), CenterPoint Energy Resources Corp. (the “Company”) completed its previously announced offer to certain eligible holders to exchange (the “Exchange Offer”) any and all outstanding 6.10% Senior Notes due 2035 issued by Vectren Utility Holdings, Inc. (predecessor of Vectren Utility Holdings, LLC), a wholly-owned indirect subsidiary of CenterPoint Energy, Inc., for (1) 6.10% Senior Notes due 2035 issued by the Company (the “New Notes”), with registration rights, and (2) cash. In connection with the settlement of the Exchange Offer, on the Settlement Date, the Company issued $75 million aggregate principal amount of New Notes.

The New Notes will mature on December 1, 2035 and bear interest at the rate of 6.10% per year. Interest on the New Notes will be paid semi-annually in arrears on June 1 and December 1. The Company may redeem the New Notes, in whole or in part, at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the New Notes to be redeemed and (2) as determined by the Trustee (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes discounted to the redemption date on a semi-annual basis at the treasury rate plus 25 basis points, plus, in either case, unpaid interest accrued to the redemption date.

The New Notes were issued pursuant to the Indenture, dated as of February 1, 1998 (the “Base Indenture”), between the Company (formerly NorAm Energy Corp.) and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as trustee (the “Trustee”), and Supplemental Indenture No. 22 to the Base Indenture, dated as of October 5, 2022, between the Company and the Trustee (the “Supplemental Indenture”). The form, terms and provisions of the New Notes are further described in the Supplemental Indenture.

The foregoing descriptions of the Base Indenture and the Supplemental Indenture (including the terms of the New Notes) are qualified in their entirety by reference to the full text of such documents, a copy of which have been filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the New Notes, the Company entered into a Registration Rights Agreement with Goldman Sachs & Co. LLC, as dealer manager of the Exchange Offer, dated October 5, 2022 (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, use its commercially reasonable efforts to (1) file a registration statement with the Securities and Exchange Commission on an appropriate registration form with respect to a registered offer to exchange the New Notes for registered notes with terms substantially identical in all material respects to the New Notes (except that the registered notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate), and (2) cause such registration statement to become effective under the Securities Act of 1933, as amended. If the Company fails to satisfy certain obligations under the Registration Rights Agreement, it agreed to pay additional interest to the holders of the New Notes as specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which has been filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under “New Notes and Supplemental Indenture” is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about the Company, any other persons, any state of affairs or other matters.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

4.1	Indenture dated as of February 1, 1998, between CenterPoint Energy Resources Corp. (formerly NorAm Energy Corp.) and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas)), as trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 5, 1998).

4.2	Supplemental Indenture No. 22, dated as of October 5, 2022, to the Indenture between CenterPoint Energy Resources Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Registration Rights Agreement, dated as of October 5, 2022, between CenterPoint Energy Resources Corp. and Goldman Sachs & Co. LLC.

4.4	Form of Notes (included in Exhibit 4.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: October 5, 2022	By:	/s/ Kara Gostenhofer Ryan
Kara Gostenhofer Ryan
Vice President and Chief Accounting Officer